                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       February 17, 1998
                                                 -----------------------------

First Chicago NBD Corporation
------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)


Delaware                                 1-7127                38-1984850
------------------------------------------------------------------------------
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)         Identification No.)


One First National Plaza,  Chicago, IL                       60670
------------------------------------------------------------------------------
(Address of principal executive offices)                   (ZIP Code)


Registrant's telephone number, including area code   312-732-4000
                                                     ------------

Item 5.  Other Events
------

     The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.

Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        First Chicago NBD Corporation
                                        ------------------------------
                                        (Registrant)



Date:     February 17, 1998             By:   /s/  M. Eileen Kennedy
      -------------------------             --------------------------------
                                            Title: Senior Vice President and
                                            Treasurer

                                 ATTACHMENT A
                                 ------------

First Chicago NBD Corporation
-----------------------------

At January 31, 1998, First Chicago NBD Corporation had $2.6 billion in cross-border outstandings in the following Asian countries. A significant portion is short-term in nature, primarily in the form of money market transactions, bank obligations and trading instruments.

Amounts in $ millions.

                  Loans, Leases &     Money Market/           FX/             Net Local              Total          % of Total
Country             Acceptances      Bank Obligations     Derivatives     Country Claims/1/     Outstandings/2/       Assets
-------             -----------      ----------------     -----------     -----------------     ---------------       ------
Korea (South)           702                366                130                155                 1,353
Indonesia                28                 68                 --                 --                    96
Thailand                 12                 42                  2                 --                    56
  Subtotal              742                476                132                155                 1,505             1.3%

Taiwan                  124                458                 --                 --                   582
Singapore                26                124                 21                 --                   171
China                   115                 15                  5                 23                   158
Hong Kong                40                 25                 25                 --                    90
Malaysia                 10                 60                 --                 --                    70
Phillipines               5                 --                 --                 --                     5
  Subtotal              320                682                 51                 23                 1,076             1.0%

Total/3/              1,062              1,158                183                178                 2,581             2.3%

-------------------
/1/ Represents local country claims reduced by local country liabilities. Local country liabilities reduced the reported claims amount by approximately $0.4 billion, primarily in Hong Kong.

/2/ Total outstandings are represented using the reporting guidelines of the FFIEC. Amounts include loans, interest bearing deposits, acceptances, accrued interest, bank obligations, other monetary assets, local country claims and revaluation gains on foreign exchange and derivative contracts. Excluded from these amounts are off-balance sheet commitments and letters of credits, which totaled approximately $0.4 billion, primarily in Korea and Hong Kong.

/3/ Total claims on Japan at January 31, 1998, were approximately $3.4 billion of which $2.6 billion was in money market and bank obligations, $0.7 billion in foreign exchange and derivative contracts, and $0.1 billion in loans, leases, and acceptances. Off-balance sheet commitments and letters of credit in Japan were approximately $0.6 billion at January 31, 1998. Local country liabilities reduced Japanese exposures by $0.2B.